                                                                    Exhibit 3.31

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NT ACQUISITION CORP.

                                      * * *

      1.    The name of the corporation is

                              NT ACQUISITION CORP.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is fifteen million five hundred thousand (15,500,000) of which stock fifteen million (15,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000.00) shall be Common stock and of which five hundred thousand (500,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Five Thousand Dollars ($5,000.00) shall be Preferred stock.

      The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof may be determined at a later date by the board of directors.

      5.    The name and mailing address of each incorporator is as follows:

     NAME                            MAILING ADDRESS
----------------                --------------------------
D. A. Hampton                   Corporation Trust Center
                                1209 Orange Street
                                Wilmington, Delaware 19801

S. M. Fraticelli                Corporation Trust Center
                                1209 Orange Street
                                Wilmington, Delaware 19801

S. J. Eppard                    Corporation Trust Center
                                1209 Orange Street
                                Wilmington, Delaware 19801

      6.    The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

      8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, any and all rights conferred upon stockholders herein are granted subject to this reservation.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of

Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 10th day of January, 1985.

                                           /s/ D.A.Hampton
                                          ----------------------------
                                          D. A. Hampton

                                            /s/ S.M.Fraticelli
                                          -----------------------------
                                          S. M. Fraticelli

                                            /s/ S.J.Eppard
                                          -----------------------------
                                          S.J.Eppard

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NT ACQUISITION CORP.

      IT IS HEREBY CERTIFIED THAT:

      1. The name of the corporation (hereinafter called the "corporation") is NT ACQUISITION CORP.

      2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

      "FIRST: The name of the corporation (hereinafter called the "corporation") is:

                                  NUTONE INC."

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has subscribed this document on this 9th day of May, 1985 and does hereby affirm, under penalties of perjury, that the statements contained therein are true and correct.

                                          NT ACQUISITION CORP.

                                          By:   /s/ William Belzberg
                                             ------------------------------
                                             William Belzberg, President

Attest:

  /s/ John C. Crum
------------------------------
John C. Crum, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   NUTONE INC.

      IT IS HEREBY CERTIFIED THAT:

            1. The name of the corporation (hereinafter called the "Corporation") is NUTONE INC.

            2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article:

                   "4. The total number of shares, of stock which the Corporation shall have authority to issue is One Thousand (1,000), all of which shall be Common Stock. Each of such shares shall have a par value of $.01."

            3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

            Signed and attested to on August 14, 1986.

                                          By: /s/ Federick F. Schauder
                                             ------------------------------
                                              Frederick F. Schauder,
                                              Executive Vice President

Attest:

/s/ Stewart Hudnut
---------------------
Stewart Hudnut, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                            NAC HOLDINGS CORPORATION

                                  WITH AND INTO

                                   NUTONE INC.

               Pursuant to Section 253 of the General Corporation
                          Law of the State of Delaware

            NAC Holdings Corporation, a Delaware corporation (the "Company"), desiring to merge with and into NuTone Inc., a Delaware corporation ("NuTone"), pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

            1. Each of the Company and NuTone is a corporation organized and validly existing under the laws of the State of Delaware.

            2. The Company is the owner of all of the outstanding shares of each class of capital stock of NuTone.

            3. On June 29, 1987, the Hoard of Directors of the Company adopted the following resolutions by written consent:

      RESOLVED, that the Company, upon the acquisition of all of the outstanding shares of capital stock of NuTone Inc., shall be merged with and into NuTone Inc., which shall be the surviving corporation; and further

      RESOLVED, that upon the effective time of the merger (which shall be immediately upon the filing of an appropriate Certificate of Ownership and merger in accordance with Section 253 of the General Corporation Law of the State of Delaware), (i) all of the issued and outstanding shares of common stock, par value $.01 per share, of NuTone Inc. owned by the Company shall be cancelled, (ii) each issued and outstanding share of the Company ("Company Common Stock") shall be converted into one (1) share of common stock, par value $.01 per share, of the surviving corporation (which shall be issued upon the surrender of each such share of Company Common Stock) and (iii) each issued and outstanding share of 8$ Series A Cumulative Preferred Stock of the Company ("Company Preferred Stock") shall be converted into one (1) share of 8% Series A

      Cumulative Preferred Stock of the surviving corporation (which shall be issued upon the surrender of each such share of Company Preferred Stock); and further

      RESOLVED, that the Certificate of Incorporation, as amended, of NuTone Inc. shall be the Certificate of Incorporation of the surviving corporation, except that such Certificate of incorporation shall be amended in its entirety to read as set forth in Exhibit A to the Certificate of Ownership and Merger to be filed in accordance with Section 253 of the General Corporation Law of the State of Delaware; and further

      RESOLVED, that the form of By-Laws attached as Exhibit B to the Certificate of Ownership and Merger shall be the By-Laws of the surviving corporation; and further

      RESOLVED, that the number of directors constituting the Board of Directors of the surviving corporation shall be three and that the persons set forth on Exhibit C to the Certificate of Ownership and merger shall be the directors of the surviving corporation to serve until the next Annual Meeting of Stockholders of the surviving corporation and until their successors shall be elected and duly qualified; and further

      RESOLVED, that following the effective time of the merger, the persons set forth on Exhibit. D to the Certificate of Ownership and Merger shall hold the offices indicated on Exhibit D in accordance with the By-Laws of the Company and at the discretion of the Board of Directors; and further

      RESOLVED, that the appropriate officers of the Company are authorized to execute, in the name of the Company, and to file with the Secretary of State of the State of Delaware, a Certificate of Ownership and merger, setting forth a copy of these resolutions, pursuant to the provisions of
      Section 253 of the General Corporation Law of the State of Delaware, such officers being further authorized and directed to execute such documents and take such other actions as they may deem necessary or appropriate to effect the merger provided for by these resolutions.

            4. Valor PLC and Valor B.V., holders of all of the issued and outstanding capital stock of the Company, have approved the merger described above by written consent in lieu of a meeting dated June 30, 1987, pursuant to
Section 228 of the General Corporation Law of the State of Delaware, each of Valor B.V. and Valor PLC having waived the notice otherwise required by Section 253 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, NAC Holdings Corporation has caused this Certificate of Ownership and merger to be executed in its name and on its behalf and attested on this 30th day of June, 1987.

                                          NAC HOLDINGS CORPORATION

                                          By   /s/ Geoffrey M. Chinn
                                            -------------------------------
                                                 Geoffrey M. Chinn
                                                 President, Secretary and
                                                   Assistant Treasurer

ATTEST:

   /s/ Norman H. Davis
-----------------------------
Norman H. Davis
Treasurer and Assistant
  Secretary

                                      -8-